Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Cooper Industries, Inc. or Cooper Industries, Ltd. and in each related Prospectus of our report dated March 1, 2006, with respect to the consolidated financial statements of Cooper Industries, Ltd., Cooper Industries, Ltd. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cooper Industries, Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

No. 2-33-14542	Form S-8 Registration Statement for Cooper Industries, Inc. 1989 Employee Stock Purchase Plan

No. 333-02847	Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Directors Stock Plan

No. 333-120337	Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Stock Incentive Plan

No. 333-24237	Form S-3D Registration Statement for Cooper Industries, Inc. Dividend Reinvestment and Stock Purchase Plan

No. 333-101451	Form S-3D Registration Statement for Cooper Industries, Ltd. Dividend Reinvestment and Stock Purchase Plan

No. 333-51439	Form S-8 Registration Statement for Cooper Industries, Inc. Director’s Retainer Fee Stock Plan

No. 333-51441	Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Management Annual Incentive Plan

No. 333-37580	Form S-8 Registration Statement for Cooper (UK) Employee Share Purchase Plan

Houston, Texas
February 23, 2006	/s/ Ernst & Young LLP